                                                                    EXHIBIT 3.55

                            ARTICLES OF INCORPORATION

                                       OF

                        PURE-CHEM PRODUCTS COMPANY, INC.

                                    ARTICLE I

The name of this corporation is Pure-Chem Products Company, Inc.

                                   ARTICLE II

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of
California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California
Corporations Code.

                                   ARTICLE III

The name and address in the State of California of this corporation's initial agent for service of process is: Gerald A Gould, 23841 Berdon Street, Woodland
Hills, California 91367.

                                   ARTICLE IV

The corporation is authorized to issue only one class of shares of stock; and
the total number of shares which this corporation is authorized to issue is
1200.

                                    ARTICLE V

This corporation is a close corporation. All of the corporation's issued shares of stock shall be held of record by not more than ten (10) persons.

                                   ARTICLE VI

The number of directors of this corporation shall be two (2). The names and addresses of the persons who are appointed to act as the first directors of the corporation are:

William J. King                 6495 Saipan St., Cypress, CA 90630
Gerald A. Gould                 23841 Berdon St., Woodland Ills, CA 91367

Dated:  September 16, 1977

                William J. King        /s/ William J. King
                                       --------------------------------

                Gerald A. Gould        /s/ Gerald A. Gould
                                       --------------------------------
                                       (Signature(s) of
                                        Incorporator/Director(s))

I (we) hereby declare that I (we) am (are) the person(s) who executed the foregoing Article of Incorporation, which execution is my (our) act and deed.

                William J. King        /s/ William J. King
                                       --------------------------------

                Gerald A. Gould        /s/ Gerald A. Gould
                                       --------------------------------
                                       (Signature(s) of
                                        Incorporator/Director(s))

NOTES: 1. If this is to be a close corporation:

          a. The word "incorporated", "corporation", or "limited" or an abbreviation of one of such words must appear in the name.

          b. An Article V must be typed in above and should say: "This corporation is a close corporation. All of the corporation's issued shares of stock shall be held of record by not more than ten (10)
          persons."

     2.   If it is desired (it is not necessary) to name the directors in the articles:

          a. An Article V or VI must be typed in above and should say "The names and addresses of the initial directors are as follows:
          ________________." Each director so named must also sign and acknowledge the articles.

     3. If directors are not named in the articles, the incorporator's name and address should be typed below his signature.

                               AGREEMENT OF MERGER

Agreement of merger dated April 5, 1989, between PURE-CHEM PRODUCTS COMPANY,
INC., hereinafter sometimes called the surviving corporation, and EXOTIC
CHEMICAL CO., hereinafter sometimes called the absorbed corporation.

                                  STIPULATIONS

A. PURE-CHEM PRODUCTS COMPANY, INC, is a corporation duly organized and existing under the laws of the State of California, with its principal executive office located at 8371 Monroe St., Stanton, California.

B. PURE-CHEM PRODUCTS COMPANY, INC. has 1200 authorized shares of common stock, of which 1200 shares are issued and outstanding.

C. EXOTIC CHEMICAL CO. is a corporation duly organized and existing under the laws of the State of California, with its principal executive office located at
8371 Monroe St., Stanton, California.

D. EXOTIC CHEMICAL CO. has 600 authorized shares of common stock, of which 400 shares are issued and outstanding.

E. The boards of directors of the constituent corporations deem it desirable and in the best interests of the corporations and ehtir shareholders tht EXOTIC
CHEMICAL CO. be merged into PURE-CHEM PRODUCTS COMPANY, INC., In accordance with the provisions of Sections 1100 et seq. of the Corporations Code of the State of
California, in order that the transaction qualify as a "reorganization" within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, and
section 24562(a)(1) of the Revenue and Taxation Code of the State of California.

In consideration of the mutual covenants, and subject to the terms and conditions hereinafter set forth, the constituent corporations agree as follows:

1. Merger: EXOTIC CHEMICAL CO. sshall merge wiht and into PURE-CHEM PRODUCTS
COMPANY, INC., which shall be the surviving corporation.

2. Terms and Conditions: On the effective date of the merger, the separate existence of the absorbed corporation shall cease, and the surviving corporation shall succed to all the rights, privileges, immunities, and franchises, and all the property, real, personal, and mixed, of the absorbed corporation, without the necessity for any separate transfer. The surviving corporation shall thereafter be responsible and liable for all liabilities and obligations of the absorbed corporation, and neither the rights of creditors nor any liens on the property of the absorbed corporation shall be impaired by the merger.

                               MERGER PAGE 1 of 4

3. Conversion of Shares: The manner and basis of converting the shares of the absorbed corporation into shares of the surviving corporation is as follows:

a. For each share of PURE-CHEM PRODUCTS COMPANY, INC. and for each share of
EXOTIC CHEMICAL CO. a shareholder shall receive six eighths (6/8) of a share in the merged company. However, in no event shall fractional shares of the surviving corporation be issued. In lieu of the issuance of fractional shares to which any holder of common stock of the absorbed corporation would otherwise be entitled to as a result of the conversion, a payment in cash shall be made equal to the value of each fraction, based on the market value of the common stock on the effective date of the merger.

b.  The conversion shall be effected as follows:

After the effective date of the merger, each holder of certificates for shares of common stocks in the absorbed and surviving corporation shall surrencer them to the surviving corporation or to its duly appointed agent, in such manner as the surviving corporation shall legally require. On receipt of such share certificates, the surviving corporation shall issue and exchange therefor certificates for shares of common stock in the surviving corporation, representing the number of shares of such stock to which such holder is entitled as provided above. The surviving corporation shall issue to an agent for the holders otherwise entitled to fractional share interests, a certificate for the number of whole shares representing the aggregate of such fractional share interests, and the agent shall sell such whole shares and pay over the proceeds to the shareholders entitled thereto in proportion to their fractional share interests.

c. Holders of certificates of common stock of the absorbed corporation shall not be entitled to dividends payable on shares of stock in the surviving corporation until certificates have been issued to such shareholders. Thereafter, each such shareholder shall be entitled to receive any dividends on shares of stock of the surviving corporation issuable to them hereunder that may have been declared and paid between the effective date of the merger and the issuance to such shareholder of the certificate for shares in the surviving corporation.

4. Change in Articles of Incorporation: The articles of incorporation of the surviving corporation shall continue to be its articles of incorporation following the effective date of the merger.

5. Changes in Bylaws: The surviving corporation shall use the by-laws of the absorbed corporation.

6. Directors and Officers: The directors and officers of the surviving corporation on the effective date of the merger shall continue as the directors and officers of the surviving corpora-

                               MERGER PAGE 2 of 4

tion for the full unexpired terms of their offices and until their successors have been elected or appointed and qualified.

7. Prohibited Transactions: Neither of the constituent corporations shall, prior to the effective date of the merger, engage in any activity or transaction other than in the ordinary course of business, except that the absorbed and surviving corporation may take all action necessary or appropriate under the laws of the
State of California to consummate this merger.

8. Approval by Shareholders: This agreement of merger shall be submitted for the approval of the shareholders of the constituent corporations in the manner provided by the applicable laws of the State of California at meetings to be held on or before April 30, 1989, or at such other time as the boards of directors of the constituent corporations may agree.

9. Effective Date of Merger: The effective date of this merger shall be the date when a certificate of merger is filed with the Secretary of State of the State of California.

10. Abandonment of Merger: This plan of merger may be abandoned by action of the board of directors of either the surviving or the absorbed corporation at any time prior to the effective date or the happening of either of the following events:

a. If the merger is not approved by the shareholders of either the surviving or the absorbed corporation on or before April 30, 1989; or

b. If, in the judgment of the board of directors of either the surviving or the absorbed corporation, the merger would be impracticable due to the number of dissenting shareholders asserting appraisal rights under the laws of the State of California.

11. Execution of Agreement: This agreement of merger may be executed in any number of counterparts, and each such counterpart shall constitute an original instrument.

                              MERGER PAGE 3 of 4

EXECUTED on behalf of the parties by their officers, and sealed with their corporate seals, respectively, pursuant to the authorization of their respective boards of directors on the date first written above.

For PURE-CHEM PRODUCTS COMPANY, INC.

/s/ William J. King                     /s/ Bruce Bereiter
-----------------------------------     --------------------------------------
President                               Secretary

Seal

For EXOTIC CHEMICAL, CO.

/s/ William J. King                    /s/ Bruce Bereiter
-----------------------------------    ---------------------------------------
President                              Secretary

Seal

                              MERGER PAGE 4 of 4

                               MERGER PROCEEDINGS
             CERTIFICATE OF OFFICERS OF PURE-CHEM PRODUCTS COMPANY, INC.

We, the undersigned, Bruce A. Bereiter and William J. King, and each of us, hereby certifies that we are, and at all times mentioned herein, the president and secretary, respectively, of Pure-Chem Products Company, Inc., and further certify that:

(a) The agreement for merger of this corporation with Exotic Chemical Co. in the form attached hereto was approved by the corporation in the following manner.

(b) On April 5, 1989, at a duly held meeting of the board of directors of this corporation the board adopted a resolution approving the terms and conditions of the merger in accordance with the agreement of merger attached hereto, the authorized number of directors of this corporation being two (2), with two (2)
directors voting affirmatively for the resolution.

(c) On April 17, 1989, there was duly held a special meeting of the shareholders of this corporation, and at such meeting the terms and conditions of the attached agreement were approved by the vote of 1200 shares, constituting the vote of not less than a majority of the outstanding shares of each class, regardless of limitation or restriction on the voting power thereof.

(d) The total number of outstanding shares of common stock is: one thousand two hundred (1200).

In witness whereof, the undersigned have executed this certificate on June 19,
1989 at Stanton California.

/s/ Bruce A. Bereiter                    /s/ William J. King
--------------------------------------   -------------------------------------
Bruce A. Bereiter                        William J. King
President                                Secretary

We certify under penalty of perjury under the laws of the State of California that the foregoing is true and correct.

Date: June 19, 1989

/s/ Bruce A. Bereiter                    William J. King
--------------------------------------   -------------------------------------
Bruce A. Bereiter                        William J. King
President                                Secretary

                               MERGER PROCEEDINGS
                 CERTIFICATE OF OFFICERS OF EXOTIC CHEMICAL CO.

We, the undersigned, William J. King and Bruce A. Bereiter, and each of us, hereby certifies that we are, and at all times mentioned herein, the president and secretary, respectively, of Exotic Chemical Co., and further certify that:

(a) The agreement for merger of this corporation with Pure-Chem Products
Company, Inc. in the form attached hereto was approved by the corporation in the following manner.

(b) On April 5, 1989, at a duly held meeting of the board of directors of this corporation the board adopted a resolution approving the terms and conditions of the merger in accordance with the agreement of merger attached hereto, the authorized number of directors of this corporation being three (3), with two (2)
directors voting affirmatively for the resolution and one director position being vacant.

(c) On April 17, 1989, there was duly held a special meeting of the shareholders of this corporation, and at such meeting the terms and conditions of the attached agreement were approved by the vote of 400 shares, constituting the vote of not less than a majority of the outstanding shares of each class, regardless of limitation or restriction on the voting power thereof.

(d) The total number of outstanding shares of common stock is: four hundred
(400).

In witness whereof, the undersigned have executed this certificate on June 19,
1989 at Stanton California.

/s/ William J. King                    /s/ Bruce A. Bereiter
--------------------------------       ---------------------------------------
William J. King                        Bruce A. Bereiter
Secretary                              President

We certify under penalty of perjury under the laws of the State of California that the foregoing is true and correct.

Date: June 19, 1989

/s/ William J. King                    /s/ Bruce A. Bereiter
-------------------------------        ---------------------------------------
William J. King                        Bruce A. Bereiter
Secretary                              President